Exhibit 23

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KPMG LLP
Suite 900, Morgan Keegan Tower
Fifty North Front Street
Memphis, TN 38103

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Horizon National Corporation:

We consent to the incorporation by reference into the previously filed registration statements Nos. 33-9846, 33-40398, 33-44142, 33-52561, 33-57241, 33-63809, 33-64471, 333-16225, 333-16227, 333-17457, 333-17457-01, 333-17457-02, 333-17457-03, 333-17457-04, 333-70075, 333-91137, 333-92145, 333-92147, 333-56052, 333-73440, 333-73442, 333-106015, 333-108738, 333-108750, 333-109862, 333-110845, 333-123372, 333-123404, 333-124297, and 333-124299 of First Horizon National Corporation (the Company) of our reports dated March 3, 2006, with respect to the Company’s consolidated statements of condition as of December 31, 2005 and 2004, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports are incorporated by reference into the Company’s 2005 Annual Report on Form 10-K, and to all references to our firm included therein.

/s/ KPMG LLP
Memphis, Tennessee
March 3, 2006

KPMG LLP, a U.S. limited liability partnership, is the
U.S. member firm of KPMG International,
a Swiss cooperative.